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                                                                    EXHIBIT 23.3









                CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

  Pursuant to Rule 438 under the Securities Act of 1933 the undersigned hereby consents to his being named in the information statement/prospectus forming a part of this Registration Statement as a person about to become a director of Gabriel Communications, Inc.

                                                       /s/ Charles S. Houser
                                                       -------------------------
                                                       Charles S. Houser